Exhibit (c)(6)
Sponsor Information Colorprint Due Diligence 1/3/07 — 1/11/07
Goldman, Sachs & Co. 28-Dec-2006

Goldman Sachs

The Carlyle Group

THE CARLYLE GROUP

Overview

- The Carlyle Group launched its first fund in 1987 and has since made more than 500 corporate and real estate investments
- Carlyle, now one of the world's largest private investment firms, is managing Carlyle Partners IV, which has $7.85 billion in committed capital
- Carlyle invests in management–led buyouts, minority equity positions, real estate, venture capital, and leveraged finance opportunities in the aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, real estate, technology & business services, and telecommunications & media sectors
- The Group manages over $44 billion in capital with 42 funds across four investment disciplines (buyouts, venture & growth capital, real estate and leveraged finance)
- Carlyle is engaged in a joint venture with Riverstone to make Energy & Power investments (approximately $6 billion of equity commitments)
- Carlyle is based in Washington, D.C. and maintains offices in 16 countries

Senior Investment Team

Louis V. Gerstner, Jr.	Chairman
Daniel A. D'Aniello	Founding Partner
William E. Conway	Founding Partner
David M. Rubenstein	Founding Partner
W.W. (Bill) Boisture	Senior Advisor
Harman H. Chang	Senior Advisor
Robert Coxon	Senior Advisor
Richard G. Darman	Senior Advisor
James H. Hance, Jr.	Senior Advisor
Kent Kresa	Senior Advisor
Duncan Lewis	Senior Advisor
Norman Pearlstine	Senior Advisor
David L. Squier	Senior Advisor
Eliot Merrill	Principal

Notable Recent Investments

Investment	Date	Size ($mm)	Investment	Date	Size ($mm)
Open Solutions	Pending	$1,300	**SS&C Technologies Inc.**	28-Jul-2005	$947
Freescale Semiconductor Inc.	Pending	17,500	Insight Communications Co Inc.	07-Mar-2005	2,100
Kinder Morgan Inc.	Pending	22,000	Verizon, Wireline Related Business	21-May-2004	1,650
EnCana Corp, Gas Storage Business	06-Mar-2006	1,500	PanAmSat Corp.	20-Apr-2004	4,300
VNU NV	16-Jan-2006	11,000	Williams Energy Partners LP	21-Apr-2003	1,100
Dunkin Brands	12-Dec-2005	2,500	FiatAvio Inc.	07-Apr-2003	1,700
Com Hem AB	05-Dec-2005	1,170	Qwest Communications International Inc.	20-Aug-2002	7,050
Hertz Corp.	12-Sep-2005	15,000	Vivendi Publish, Business Publishing	18-Apr-2002	1,409

3

Hellman & Friedman

HELLMAN & FRIEDMAN LLC

Overview

- Hellman & Friedman, founded in 1984, is a private equity investment firm well respected for its distinctive investment philosophy and approach
- During its 18-year investing history, the Firm has raised and managed over $8 billion of capital and has invested in over 50 companies
- Hellman & Friedman is currently investing its fifth fund, Hellman & Friedman Capital Partners V, with $3.5 billion of committed capital.
- Hellman & Friedman is raising $8 billion for its sixth fund, Hellman & Friedman Capital Partners VI.
- The Firm looks to invest long-term equity capital to support the strategic and financial objectives of outstanding management teams operating businesses with defensible positions in growing markets
- The Group has a target investment size of $100 million - $1 billion
- Offices are located in San Francisco, London, and New York

Senior Investment Team

Warren Hellman	Co-Founder and Chairman
Brian Powers	CEO
C. Andrew Ballard	Managing Director
Mitchell Cohen	Managing Director
Jeffrey Goldstein	Managing Director
Philip Hammarskjold	Managing Director
Patrick Healy	Managing Director
Georgia Lee	Managing Director
Thomas Steyer	Managing Director
Allen Thorpe	Managing Director
David Tunnell	Managing Director
Frank Zarb	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)	Investment	Date	Size ($mm)
Intergraph Corp.	31-Aug-2006	$1,331	Texas Genco Holdings Inc.	21-Jul-2004	$3,650
Activant Solutions Inc.	13-Mar-2006	825	Delaware International Ltd.	05-May-2004	200
VNU NV	**16-Jan-2006**	**11,000**	Arch Capital Group Limited	20-Nov-2001	250
LPL Group	27-Oct-2005	2,500	**NASDAQ**	**28-Mar-2001**	**240**
DoubleClick Inc.	**25-Apr-2005**	**1,100**	**Mitchell International**	**29-Feb-2000**	**NA**
Vertafore	**23-Nov-2004**	**NA**			

4

Providence Equity Partners

PROVIDENCE EQUITY

Overview

- Providence Equity Partners Inc. is a private investment firm specializing in equity investments in communications and media companies around the world
- The principals of Providence Equity manage funds with over $9.0 billion in equity commitments, including Providence Equity Partners V, which has $4.25 billion in committed capital
- Providence is in the market now with Providence Equity Partners VI, which is expected to raise $10 billion and to close in early 2007
- Since 1990, the principals of Providence Equity have invested in more than 80 companies with operations in over 20 countries
- Current and previous areas of investment include wireless and wireline telephony, cable television content and distribution, publishing, radio and television broadcasting, and other media and communications sectors
- Providence's target investment size per transaction is $100 million to $1 billion
  - — The fund's institutional limited partners have co-invested directly in transactions that require substantially greater funding
- Providence Equity currently has offices in Providence, London, and New York

Senior Investment Team

Jonathan M. Nelson (Providence)	CEO
Glenn M. Creamer (Providence)	Senior Managing Director
Paul J. Salem (Providence)	Senior Managing Director
Albert Dobron (Providence)	Managing Director
Michael Dominguez (Providence)	Managing Director
Alexander Evans (New York)	Managing Director
John Hahn (London)	Managing Director, London Head
Mark Masiello (Providence)	Managing Director
Jörg Mohaupt (London)	Managing Director
Mark Pelson (Providence)	Managing Director
Julie Richardson (New York)	Managing Director, New York Head
Gustavo Schwed (London)	Managing Director
Biswajit Subramanian (London)	Managing Director
Peter Wilde (Providence)	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)	Investment	Date	Size ($mm)
Idea Cellular	26-Oct-2006	NA	TDC A/S	30-Nov-2005	15,600
Open Solutions	Pending	$1,300	Grupo Corporativo Ono SA	29-Jul-05	$1,213
Caudwell Group	6-Aug-06	2,785	SunGard Data Systems Inc.	28-Mar-2005	11,300
Univision Communications Inc.	Pending	13,510	Recoletos Grupo Comunicacion	14-Dec-04	1,300
Kerzner International Ltd.	20-Mar-06	3,800	Telcordia Technologies Inc	18-Nov-04	1,350
Education Management Corp.	6-Mar-06	3,354	Metro-Goldwyn-Mayer Inc	13-Sep-04	4,840
Kabel Deutschland GmbH & Co KG	7-Dec-05	3,750	PanAmSat Corp	20-Apr-2004	4,300
Com Hem AB	05-Dec-2005	1,170	Warner Music Group	24-Nov-2003	$2,600

5

Texas Pacific Group

TEXAS PACIFIC GROUP

Overview

- Founded in 1992, Texas Pacific Group (TPG) is one of the largest U.S. buyout firms with over $20 billion of capital under management
- TPG focuses on turnarounds, management-led buyouts and recapitalizations in the media and telecommunications, industrials, technology and health care businesses
- The Firm is currently investing its fifth fund, TPG Partners V, with approximately $14 billion of committed capital
- TPG has made significant investments in many important brand-name companies including Burger King, Seagate, J.Crew, Bally, and Ducati
- TPG seeks to invest in established businesses requiring equity capital between $100 million and $750 million
- Headquartered in San Francisco with offices in Fort Worth and New York

Senior Investment Team

David Bonderman	Founder
James G. Coulter	Founder
William S. Price	Founder
John Marren	Partner, Technology & Telecom
Justin Chang	Partner, Technology & Telecom
Jonathan Coslet	Partner, Generalist
Kelvin Davis	Partner, Generalist
Rick Schifter	Partner, Generalist
Stephen Peel	Partner, Europe
Bryan Taylor	Partner

Notable Recent Investments

Investment	Date	Size ($mm)
TDF SA	11-Oct-2006	$4,140
Harrah's Entertainment	Pending	26,600
Freescale Semiconductor Inc	15-Sep-2006	$19,000
Intergraph Corp.	31-Aug-2006	1,331
Field Container Co.	18-Aug-2006	325
Aleris International Inc.	08-Aug-2006	3,307
Petco Animal Supplies Inc.	14-Jul-2006	1,800
Smurfit-Stone Container Corp, Consumer Packaging Unit	30-Jun-2006	1,040
Freescale Semiconductor Inc	15-Sep-2006	$19,000

Investment	Date	Size ($mm)
Univision Communications Inc.	27-Jun-2006	13,511
LPL Group	27-Oct-2005	$2,500
Neiman Marcus Group Inc.	02-May-2005	5,095
SunGard Data Systems Inc.	**28-Mar-2005**	**11,300**
Fidelity National Information Services	**08-Dec-2004**	**500**
Metro-Goldwyn-Mayer Inc.	13-Sep-2004	4,840
Texas Genco Holdings Inc.	21-Jul-2004	3,650
Iasis Healthcare	05-May-2004	1,400
Burger King Corp.	25-Jul-2002	2,260

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